UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2015

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27897	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

Two Shell Plaza 811 Louisiana Street, Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Form 8-K”) regarding the DIP Credit Agreement (as defined below) is incorporated herein by reference.

Item 1.03. Bankruptcy or Receivership.

On March 8, 2015 (the “Petition Date”), Dune Energy, Inc. (the “Company”) and its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Western District of Texas, Austin Division (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being jointly administered under the caption “In re Dune Energy, Inc., et al”, Case No. 15-10336 (the “Chapter 11 Cases”). The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

DIP Financing Agreement

In connection with the Chapter 11 Cases, the Debtors filed a motion seeking Bankruptcy Court approval of debtor-in-possession financing pursuant to a credit agreement (the “DIP Credit Agreement”) dated March 10, 2015 among the Company, the Lenders from time to time party thereto (the “DIP Lenders”) and Bank of Montreal, as administrative agent (the “DIP Agent”) for such DIP Lenders setting forth the terms and conditions pursuant to which the DIP Lenders would provide up to $10 million of senior secured super priority debtor-in-possession financing (the “DIP Financing”) which was approved in an interim order entered by the Bankruptcy Court and entered into by the parties on March 11, 2015. The DIP Financing to be provided pursuant to the DIP Credit Agreement will be used for post-petition operating expenses of the Debtors, certain cost and expense reimbursement obligations owed under the Pre-Petition Credit Agreement (as defined in the DIP Credit Agreement), and other costs and expenses of administration of the Chapter 11 Cases in accordance with the budget agreed upon by the Company and the DIP Lenders. The DIP Financing shall be subject to, among other things, as a condition subsequent, a final order satisfactory to the DIP Lenders approving the DIP Financing pursuant to section 364 of the Bankruptcy Code.

The DIP Financing provides for up to $10.0 million on the closing date of the DIP Financing, with the availability for loans under the DIP Financing being limited to $3.0 million prior to the entry of a final financing order by the Bankruptcy Court. Borrowings under the DIP Financing will be available upon the satisfaction of customary conditions precedent thereto.

The maturity date of the DIP Financing is the earlier of (a) April 7, 2015, unless the final financing order shall have been entered by the Bankruptcy Court on or before such date, in which case the maturity date shall be July 16, 2015, and (b) the date on which the sale of all or substantially all of the assets of the Debtors is consummated pursuant to Section 363 of the Bankruptcy Code as contemplated in the DIP Credit Agreement.

Interest on the outstanding principal amount of loans under the DIP Financing shall be payable monthly in arrears and on the maturity date at a per annum rate based on the DIP Agent’s prime rate plus 2.75%. Debtors shall pay to the DIP Lenders a facility fee equal to $100,000 on the closing date of the DIP Financing and an unused commitment fee, payable monthly in arrears and on the maturity date, equal to 0.50% per annum on the unused availability under the DIP Financing. Upon an event of default, all obligations under the DIP Credit Agreement shall bear interest at a rate equal to the then current rate plus an additional 2% per annum.

Pursuant to the terms of the DIP Credit Agreement, the subsidiaries of the Company will guarantee the obligations of the Company under the DIP Financing. Subject to certain exceptions, the DIP Financing will be secured by a first priority perfected security interest in substantially all of the assets of the Debtors, including control over certain of the Debtors’ deposit accounts. The security interests and liens in favor of the DIP Lenders are subject only to certain carve outs and permitted liens, as set forth in the DIP Credit Agreement and the financing orders. The DIP Financing is subject to certain covenants, including, without limitation, covenants related to the incurrence of additional debt, granting of liens, the making of restricted payments, compliance with the approved budget (subject to certain permitted variances) and certain bankruptcy related covenants, in each case as set forth in the DIP Credit Agreement. The DIP Financing is subject to certain prepayment events, including, without limitation, upon the sale of certain assets, and certain events of default, including, without limitation, payment defaults, cross-defaults to other indebtedness, certain bankruptcy related defaults and the failure of Donald R. Martin to continue to serve as the chief restructuring officer of the Company unless timely replaced by another such officer approved by the DIP Lenders, in each case as set forth in the DIP Credit Agreement.

In connection with the DIP Financing, the Debtors entered into a Guarantee and Collateral Agreement with the DIP Agent, as administrative agent (the “Guarantee and Collateral Agreement”).

The foregoing description of the DIP Financing does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement and Guarantee and Collateral Agreement filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described above constitutes an event of default under the Company’s Amended and Restated Credit Agreement dated as of December 22, 2011 (as amended, the “Pre-Petition Credit Agreement”) with the Debtors, Bank of Montreal, as the administrative agent, CIT Capital Securities LLC and the lenders party thereto. The Pre-Petition Credit Agreement states that, as a result of the commencement of the Chapter 11 Cases, the Company’s obligations under the Pre-Petition Credit Agreement (including, without limitation, all amounts under any letters of credit) are automatically accelerated. As of March 8, 2015, there were $38 million outstanding borrowings under the Pre-Petition Credit Agreement and approximately $2 million outstanding letters of credit.

In addition, the commencement of the Chapter 11 Cases described above constitutes an event of default under the Company’s Floating Rate Senior Secured Notes Due 2016 (the “Notes”) dated December 22, 2011 issued by the Company to certain lender parties thereto in the original principal amount of approximately $50 million. The Notes state that, as a result of the commencement of the Chapter 11 Cases, the Company’ s obligations under the Notes are automatically accelerated. As of March 8, 2015, an aggregate amount of approximately $70 million was outstanding under the Notes.

As a result of the filing of the Chapter 11 Cases, the Company believes that the ability of the Debtors’ creditors to seek remedies to enforce their respective rights against the Debtors under these and other agreements are stayed and creditor rights of enforcement against the Debtors are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01. Regulation FD Disclosure.

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at https://cases.primeclerk.com/duneenergy/.

A copy of the press release dated March 9, 2015 announcing that the Company had filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 7.01 and in Exhibit 99.1 hereto shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 8.01. Other Events.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. When used in this document, the words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions are forward-looking statements. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Form 8-K should be considered forward-looking statements. Although the Company believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the ability of the Company to continue as a going concern; the closing of the transactions contemplated by the DIP Financing Agreement, which are subject to closing conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general; the length of time the Company will operate under the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations or business prospects; the ability to execute the Company’s business and restructuring plan; increased legal costs related to the Chapter 11 Cases and other litigation; our ability to raise sufficient proceeds from the sale of non-core assets and the potential sale of our oil and gas properties within our plan; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to fund continued investments, capital needs, restructuring payments and service its debt; the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain service providers and to retain key executives and employees; the ability of the Company’s subsidiaries to continue to operate their businesses in the normal course and without court supervision; the potential that the Company’s projects will experience technological and mechanical problems; geological conditions may not result in commercial levels of oil and gas production; changes in product prices and other risks disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and quarterly and current reports on Form 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. There may be other factors that may cause the Company’s actual results to differ materially from the forward–looking statements. The Company undertakes no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Post Petition Superpriority Loan Agreement, dated as of March 10, 2015, between Dune Energy, Inc., Bank of Montreal, as administrative agent and the lenders party thereto.

10.2	Guarantee and Collateral Agreement, dated as of March 10, 2015, between Dune Energy, Inc., Dune Operating Company, Dune Properties, Inc. and Bank of Montreal.

99.1	Press release, dated March 9, 2015, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: March 12, 2015	By:	/s/ James A. Watt
		Name:	James A. Watt
		Title:	Chief Executive Officer